EXHIBIT 99.1

Glen Rose Petroleum Corporation Announced Quarterly Financials and Operational Update

DALLAS, Aug. 15, 2008 (PRIME NEWSWIRE) -- Glen Rose Petroleum Corporation (Nasdaq:GLRP), Dallas, Texas, reported its results for the first quarter ended which showed an increase in oil and gas revenue from $3,860 in the comparative quarter in 2007 to $15,209.

Lease Operating expenses continued to be high at $138,240, because of the fixed cost of developing an operating base. General Administrative expenses were $433,424, and the non-cash cost of incentive stock options was $99,477, resulting in a net loss for the quarter of $658,792, or $0.07 per share.

Chip Langston, President and Chief Financial Officer, stated, "During the quarter we continued to simplify and clarify our financial position, which showed an increase in Shareholders' Equity from $3,116,495 to $3,127,180, a 0.34% increase as compared to March 31, 2008, while at the same time, we increased current liabilities by $301,850, or approximately 11%."

Glen Rose Petroleum Corporation has restated results for the three-month period ending June 30, 2007 to reclassify the gain on forgiveness of debt from a related party to equity. This resulted in a change for that three-month period ending June 30, 2007 from reported net income of $118,886 to a net loss of $195,006. The restatement also changed our reported earnings-per-share for the three-month period ending June 30, 2007 from earnings of $.02 per share to a loss of $.03 per share.

The Glen Rose Petroleum Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=5339

 The impact of such statement to the financial statements at
 June 30, 2007 is:
                                               As of June 30, 2007
                                          ----------------------------
                                          As Originally
                                            Presented     As Restated
 Consolidated Condensed Balance Sheet

 Total current assets                     $     217,868  $    217,868

 Total assets                                 6,084,742     6,084,742

 Total current liabilities                    4,228,800     4,228,800

 Total liabilities                            5,066,282     5,066,282

 Accumulated deficit                        (42,880,280)  (43,194,152)

 Total stockholder's equity               $   1,018,460  $  1,018,460

                                             For Three Months Ended
                                                  June 30, 2007
                                          ----------------------------
                                          As Originally
                                            Presented     As Restated
 Consolidated Condensed Statement of
 Operations

 Total revenue                            $       3,860  $      3,860

 Total operating costs and expenses             443,644       443,644

 Loss from operations                          (439,784)     (439,784)

 Net income (loss)                              118,866      (195,006)

 Net income (loss) per share:

 Basic and Diluted                        $        0.02  $      (0.03)

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

CONTACT:  Glen Rose Petroleum Corporation
          Chip Langston, President & CFO
          214-800-2663